Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Gannett Co., Inc. (formerly known as New Media Investment Group Inc.) pertaining to the Post-Effective Amendment No. 1 to the Form S-4 No. 333-233509 of our report dated June 14, 2019, with respect to the financial statements of The Gannett Co., Inc. 401(k) Savings Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia
November 19, 2019